Exhibit 99.1

PRESS RELEASE

SEACOR MARINE AND CMB ANNOUNCE TRANSACTION FOR WINDFARM SUPPORT BUSINESS

Houston, Texas; Antwerp, Belgium

December 18, 2020

FOR IMMEDIATE RELEASE—SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore oil and natural gas and wind farm facilities worldwide, and Compagnie Maritime Belge (“CMB”), a diversified shipping and logistics group, today announced that a wholly-owned subsidiary of the Company entered into a binding definitive sale and purchase agreement (“SPA”) to sell Windcat Workboats Holdings Limited (“Windcat”) and its crew transfer vessel (“CTV”) business to CMB. As consideration for the sale, at the closing of the transaction, CMB will pay SEACOR Marine £32.8 million in cash, and assume all of the approximately £20.4 million of debt outstanding under Windcat’s existing revolving credit facility (equivalent to approximately US$44.6 million and US$27.8 million, respectively, based on the USD to GBP closing exchange rate on December 17, 2020). The transaction is expected to close on or prior to January 12, 2021.

Windcat is among the leading offshore wind support vessel providers in Europe, and owns and operates, directly or through its joint ventures, a fleet of 46 CTVs in the European offshore wind sector. Windcat’s CTVs are designed and built under the supervision of Windcat management, a team with more than 18 years’ experience in the industry. The existing Windcat management team will continue to lead the company after the completion of the transaction.

Windcat is headquartered in Lowestoft, United Kingdom and IJmuiden, the Netherlands and has joint ventures with two strong local partners, FRS Windcat Offshore Logistics in Germany and TSM Windcat in France. Windcat employs approximately 180 shore-based and sea-going personnel.

John Gellert, SEACOR Marine’s Chief Executive Officer, commented:

“I am pleased to announce this transaction as the capstone on our successful investment in Windcat and its team. I thank all the Windcat employees over the years for their exceptional work and dedication in building this business, including its founders Robbert van Rijk and Neil Clarkson and managing director Willem van der Wel, and I look forward to opportunities to work with them and the broader CMB team in the growing U.S. offshore wind market. This sale represents another milestone in our strategy of optimizing our regional footprint and reducing costs. The proceeds from this transaction will enhance our liquidity, further strengthen our position in a challenging environment, and allow us to continue developing other opportunities in our core markets, including with our hybrid battery powered platform supply vessels that we believe have significant potential.”

Alexander Saverys, CMB’s Chief Executive Officer, further commented:

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“The acquisition of Windcat fits into CMB’s strategy to diversify its business portfolio into the fast-growing offshore wind market and scale up the deployment of hydrogen ships and engines. CMB wants to grow Windcat’s business by building on its strong market-leading European platform whilst expanding into new European and non-European markets, diversifying into the owning and operation of Construction Service Operation Vessels and Service Operation Vessels (CSOVs and SOVs), and deploying hydrogen engines developed by CMB.TECH onboard the existing and newbuilding Windcat fleet. The first hydrogen powered CTV, the Hydrocat, is expected to be operational as early as June 2021. The construction of hydrogen refuelling stations in dedicated Windcat ports will be investigated as well.”

Willem van der Wel, Managing Director of Windcat, added:

“We have been working closely together with CMB over the past two years in the development of the Hydrocat, the world’s first Hydrogen driven CTV. This important step in Windcat’s history will allow us to further develop this cooperation and make further steps in the development of the company. We are excited and look forward to work closer with CMB and are confident that together we will be able to further develop our strong position in the rapidly growing offshore wind industry and successfully execute our ambitious plans for the future. With the global challenges to reduce the carbon footprint CMB and Windcat will continue the development of the fleet in order to make significant steps in providing clean fuel solutions to wind farm support vessels. We would like to thank SEACOR Marine for the support during the last nine years in which they have allowed the company to grow and maintain our leading position in the industry.”

Clarksons Platou Securities acted as sole financial advisor to SEACOR Marine. Bryan Cave Leighton Paisner LLP acted as legal advisor to SEACOR Marine.

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SEACOR Marine provides global marine and support transportation services to offshore oil and natural gas and windfarm facilities worldwide. SEACOR Marine and its joint ventures operate a diverse fleet of offshore support and specialty vessels that deliver cargo and personnel to offshore installations; handle anchors and mooring equipment required to tether rigs to the seabed; tow rigs and assist in placing them on location and moving them between regions; provide construction, well workover and decommissioning support; and carry and launch equipment used underwater in drilling and well installation, maintenance and repair. Additionally, SEACOR Marine’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

CMB is a diversified shipping and logistics group based in Antwerp, Belgium. CMB owns and operates more than 90 large sea-going ships in dry bulk (Bocimar), container transport (Delphis) and chemical tankers (Bochem). CMB is also involved in cleantech and the development of industrial hydrogen applications (CMB.TECH) and real estate (Reslea, Maritime Campus Antwerp). CMB has offices in Tokyo, Singapore, Hong Kong, Hamburg and Brentwood.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control. It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at www.seacormarine.com for additional information.

For all other requests, contact Connie Morinello at (346) 980-1700 or InvestorRelations@seacormarine.com

Please visit CMB’s website at www.cmb.be for additional information.

For all other requests, contact Katrien Hennin at +32 499 39 34 70 or Katrien.hennin@cmb.be

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